Exhibit h(11)

SUPPLEMENT TO ADMINISTRATION AGREEMENT


						July 1, 2000


	Pictet Funds, a Massachusetts business trust (formerly known as Panorama Trust) (the Trust), hereby supplements its Administration Agreement dated October 3, 1995 (the Administration Agreement) with First Data Investor
Services Group, Inc. (now known as PFPC Inc.), a Massachusetts corporation (the Administrator), to provide the services as described under the Administration Agreement for Pictet International Equity Fund (the New Fund). Schedule A to the Administration Agreement is revised in the form attached hereto.

	Fees to be paid by the Trust to the Administrator with respect to the New Fund will be made in accordance with the Fee Letter Agreement dated October 3, 1995 among the Trust, the Administrator and First Data Distributors, Inc., as amended to date. Such Fee Letter Agreement is referenced in the Administration Agreement.

	If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Supplement by signing and returning the enclosed copy of
this Supplement.

							Very truly yours,

							PICTET FUNDS



							By:  	/s/Jean G. Pilloud
								Authorized Signature


Accepted and Agreed to:

PFPC INC.


By:	/s/Stephen M. Wynne
	Authorized Signature


SCHEDULE A (as revised July 1, 2000)


SERIES AND CLASSES OF THE TRUST


PICTET GLOBAL EMERGING MARKETS FUND
(with one class of shares)
PICTET INTERNATIONAL SMALL COMPANIES FUND
(with one class of shares)
PICTET EASTERN EUROPEAN FUND
(with one class of shares)
PICTET EUROPEAN EQUITY FUND
(with one class of shares)
PICTET INTERNATIONAL EQUITY FUND
(with one class of shares)